                                                                     Exhibit 4.1

================================================================================





                                    INDENTURE

                                     between

                              POLYONE CORPORATION,

                                   as Issuer,

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                          8.875% Senior Notes due 2012


                           Dated as of April 23, 2002





================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                      Indenture
Act Section                                                          Section
-----------                                                          -------
310(a)(1)..................................................      709; 7.11
    (a)(2).................................................      709; 7.11
    (a)(3).................................................      709
    (a)(4).................................................      709
    (a)(5).................................................      709; 7.11
    (b)....................................................      7.03; 709; 7.11
    (c)....................................................      709
311(a).....................................................      7.12
    (b)....................................................      7.12
    (c)....................................................      n/a
312(a).....................................................      2.06
    (b)....................................................      10.03
    (c)....................................................      10.03
313(a).....................................................      7.07
    (b)(1).................................................      7.07
    (b)(2).................................................      7.07; 7.09
    (c)....................................................      7.07; 10.02
    (d)....................................................      7.07
314(a)(1),(2),(3)..........................................      4.03; 10.05
    (a)(4).................................................      4.04
    (b)....................................................      n/a
    (c)(1).................................................      10.04
    (c)(2).................................................      10.04
    (c)(3).................................................      n/a
    (d)....................................................      n/a
    (e)....................................................      10.05
    (f)....................................................      n/a
315(a).....................................................      7.01(b); 7.02
    (b)....................................................      7.02; 10.02
    (c)....................................................      7.01(a)
    (d)....................................................      7.01(c)
    (e)....................................................      6.11
316(a)(last sentence)......................................      2.12
    (a)(1)(A)..............................................      6.05
    (a)(1)(B)..............................................      6.04
    (a)(2).................................................      n/a
    (b)....................................................      6.07
    (c)....................................................      2.17; 9.04
317(a)(1)..................................................      6.08
    (a)(2).................................................      6.09
    (b)....................................................      2.05
318(a).....................................................      10.01
    (b)....................................................      n/a
    (c)....................................................      10.01

------------------
"n/a" means not applicable.

* This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

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                                TABLE OF CONTENTS

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                                                   ARTICLE I

                                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.            Definitions..........................................................................1
SECTION 1.02.            Incorporation by Reference of Trust Indenture Act...................................10
SECTION 1.03.            Rules of Construction...............................................................11

                                                  ARTICLE II

                                                   THE NOTES

SECTION 2.01.            Form and Dating.....................................................................12
SECTION 2.02.            Restrictive Legends.................................................................13
SECTION 2.03.            Execution and Authentication........................................................16
SECTION 2.04.            Registrar and Paying Agent..........................................................16
SECTION 2.05.            Paying Agent to Hold Assets in Trust................................................17
SECTION 2.06.            Holder Lists........................................................................18
SECTION 2.07.            General Provisions Relating to Transfer and Exchange................................18
SECTION 2.08.            Book-Entry Provisions for Global Notes..............................................19
SECTION 2.09.            Special Transfer Provisions.........................................................21
SECTION 2.10.            Replacement Notes...................................................................24
SECTION 2.11.            Outstanding Notes...................................................................24
SECTION 2.12.            Treasury Notes......................................................................24
SECTION 2.13.            Temporary Notes.....................................................................25
SECTION 2.14.            Cancellation........................................................................25
SECTION 2.15.            CUSIP Numbers.......................................................................25
SECTION 2.16.            Defaulted Interest..................................................................25
SECTION 2.17.            Special Record Dates................................................................26
SECTION 2.18.            Issuance of Additional Notes........................................................26

                                                  ARTICLE III

                                                  REDEMPTION

SECTION 3.01.            Notices to Trustee..................................................................27
SECTION 3.02.            Selection of Notes to Be Redeemed...................................................27
SECTION 3.03.            Notice of Redemption................................................................27
SECTION 3.04.            Effect of Notice of Redemption......................................................28
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
SECTION 3.05.            Deposit of Redemption Price.........................................................28
SECTION 3.06.            Notes Redeemed in Part..............................................................28
SECTION 3.07.            Optional Redemption.................................................................29
SECTION 3.08.            No Mandatory Redemption.............................................................29

                                                  ARTICLE IV

                                                   COVENANTS

SECTION 4.01.            Payment of Notes....................................................................29
SECTION 4.02.            Maintenance of Office or Agency.....................................................30
SECTION 4.03.            Reports.............................................................................30
SECTION 4.04.            Compliance Certificate..............................................................31
SECTION 4.05.            Payment of Taxes and Other Claims...................................................31
SECTION 4.06.            Corporate Existence.................................................................31
SECTION 4.07.            Limitation on Liens.................................................................32
SECTION 4.08.            Limitation on Sale and Leaseback Transactions.......................................33
SECTION 4.09.            Guarantees by Subsidiaries..........................................................34

                                                   ARTICLE V

                                                 MERGER, ETC.

SECTION 5.01.            When Company May Merge, etc.........................................................34
SECTION 5.02.            Successor Corporation Substituted...................................................35

                                                  ARTICLE VI

                                             DEFAULTS AND REMEDIES

SECTION 6.01.            Events of Default...................................................................36
SECTION 6.02.            Acceleration........................................................................37
SECTION 6.03.            Other Remedies......................................................................37
SECTION 6.04.            Waiver of Past Defaults.............................................................38
SECTION 6.05.            Control by Majority.................................................................38
SECTION 6.06.            Limitation on Suits.................................................................38
SECTION 6.07.            Rights of Holders To Receive Payment................................................39
SECTION 6.08.            Collection Suit by Trustee..........................................................39
SECTION 6.09.            Trustee May File Proofs of Claim....................................................39
SECTION 6.10.            Priorities..........................................................................40
SECTION 6.11.            Undertaking for Costs...............................................................40
SECTION 6.12.            Stay, Extension and Usury Laws......................................................41
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                                                  ARTICLE VII

                                                    TRUSTEE
SECTION 7.01.            Duties of Trustee...................................................................41
SECTION 7.02.            Rights of Trustee...................................................................43
SECTION 7.03.            Individual Rights of Trustee........................................................44
SECTION 7.04.            [Intentionally Omitted].............................................................44
SECTION 7.05.            Trustee's Disclaimer................................................................44
SECTION 7.06.            Notice of Defaults..................................................................44
SECTION 7.07.            Reports by Trustee to Holders.......................................................44
SECTION 7.08.            Compensation and Indemnity..........................................................45
SECTION 7.09.            Replacement of Trustee..............................................................46
SECTION 7.10.            Successor Trustee by Merger, Etc....................................................47
SECTION 7.11.            Eligibility; Disqualification.......................................................47
SECTION 7.12.            Preferential Collection of Claims Against the Company...............................48
SECTION 7.13.            Trustee's Application for Instructions from the Company.............................48
SECTION 7.14.            Appointment of Co-Trustee...........................................................48

                                                 ARTICLE VIII

                                            DISCHARGE OF INDENTURE

SECTION 8.01.            Satisfaction and Discharge of Indenture.............................................49
SECTION 8.02.            Application of Trust Funds; Indemnification.........................................50
SECTION 8.03.            Legal Defeasance....................................................................51
SECTION 8.04.            Covenant Defeasance.................................................................53
SECTION 8.05.            Repayment to Company................................................................54

                                                  ARTICLE IX

                                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.            Without Consent of Holders..........................................................54
SECTION 9.02.            With Consent of Holders.............................................................55
SECTION 9.03.            Compliance with Trust Indenture Act.................................................56
SECTION 9.04.            Revocation and Effect of Consents...................................................56
SECTION 9.05.            Notation on or Exchange of Notes....................................................56
SECTION 9.06.            Trustee to Sign Amendment, etc......................................................57
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                                                   ARTICLE X

                                                 MISCELLANEOUS
SECTION 10.01.           Trust Indenture Act Controls........................................................57
SECTION 10.02.           Notices.............................................................................57
SECTION 10.03.           Communication by Holders with Other Holders.........................................58
SECTION 10.04.           Certificate and Opinion as to Conditions Precedent..................................58
SECTION 10.05.           Statements Required in Certificate or Opinion.......................................59
SECTION 10.06.           Rules by Trustee and Agents.........................................................59
SECTION 10.07.           Legal Holidays......................................................................59
SECTION 10.08.           Duplicate Originals.................................................................59
SECTION 10.09.           Governing Law.......................................................................59
SECTION 10.10.           No Adverse Interpretation of Other Agreements.......................................60
SECTION 10.11.           Successors..........................................................................60
SECTION 10.12.           Severability........................................................................60
SECTION 10.13.           Counterpart Originals...............................................................60
SECTION 10.14.           No Personal Liability...............................................................60

EXHIBIT A:               Form of Initial Note...............................................................A-1
EXHIBIT B:               Form of Exchange Note..............................................................B-1
EXHIBIT C:               Form of Certificate to be Delivered in Connection with Transfers to Non-QIB
                             Institutional Accredited Investors.............................................C-1
EXHIBIT D:               Form of Certificate to be Delivered in Connection with Transfers Pursuant to
                             Regulation S...................................................................D-1
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                                      -iv-
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         Indenture, dated as of April 23, 2002, between PolyOne Corporation, an
Ohio corporation (the "Company"), as issuer, and The Bank of New York, a New
York banking corporation, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 8.875% Senior Notes due 2012, and, if and when issued in exchange for Initial Notes (as defined herein) as provided in the Registration Rights Agreement (as defined herein), its 8.875% Senior Notes due 2012.

         All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         Upon the issuance of the Exchange Notes (as defined herein), if any, or the effectiveness of any Shelf Registration Statement (as defined herein), this Indenture shall be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required or deemed to be part of and to govern indentures qualified thereunder.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed for the equal and ratable benefit of the Holders of the Initial Notes, and if and when issued, the Exchange Notes, as follows:


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE


         SECTION 1.01.     DEFINITIONS.

         "Additional Notes" means 8.875% or any other series of Senior Notes due 2012 issued from time to time after the Issue Date under the terms of this Indenture (other than issuances pursuant to Section 2.07, 2.08, 2.09, 2.10, 2.13, 3.06, or 9.05 of this Indenture and other than Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Indenture).

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent, authenticating agent, listing agent or co-Registrar.

         "Attributable Value" means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from such initial term date to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the lesser of: (1) the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges and (2) in the case of any lease which is terminable by the lessee upon the payment of a penalty, the net amount calculated pursuant to (1) but adjusted to also include the amount of such penalty and to exclude any rent which would otherwise be required to be paid under such lease subsequent to the first date upon which it may be so terminated.

         "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors.

         "Business Day" means a day that is not a Legal Holiday.

         "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Markets Debt" means any Indebtedness that is a security (other than syndicated commercial loans) that is eligible for resale in the United States pursuant to Rule 144A under the Securities Act or outside the United States pursuant to Regulation S of the Securities Act or a security (other than syndicated commercial loans) that is sold or subject to resale pursuant to a registration statement under the Securities Act. As of the Issue Date, the Com-pany's Capital Market Debt includes, without limitation, its 6.875% Debentures due 2005, 7.5% Debentures due 2015, 9.375% Senior Notes due 2003 and medium term notes.

         "Clearstream" means Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank, or its successor.

         "Company" means the party named as the Company in the first paragraph of this Indenture until one or more successor corporations shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor or successors.

         "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(1) the average of the five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Consolidated Net Tangible Assets" of a Person and its Subsidiaries means the sum of Tangible Assets of such Person and its Subsidiaries after deducting all current liabilities and eliminating intercompany items, all determined in accordance with GAAP, including appropriate deductions for any minority interest in Tangible Assets of such Subsidiaries after deducting all current liabilities of such Subsidiaries as determined in accordance with GAAP.

         "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office at any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

         "Credit Facility" means the Five-Year Credit Agreement, as amended, among the Company, the lenders party thereto and Citicorp USA, Inc., as administrative agent, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, or refinancing (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder), all

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or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default.

         "Depositary" means The Depository Trust Company, its nominees and their respective successors.

         "Dollar" or the symbol "$" each mean the lawful currency of the United States of America.

         "Euroclear" means Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System.

         "Event of Default" has the meaning specified in Section 6.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the SEC promulgated thereunder.

         "Exchange Notes" refers to (i) the 8.875% Notes due 2012 to be issued pursuant to this Indenture in connection with a registration pursuant to the Registration Rights Agreement and (ii) Additional Notes, if any, issued in the form of 8.875% Senior Notes due 2012 pursuant to a registration statement filed with the SEC under the Securities Act, in each case substantially in the form of Exhibit B.

         "Exchange Offer" means, subject to the terms of the Registration Rights Agreement, the offer by the Company to the Holders of the opportunity to exchange their Initial Notes for Exchange Notes pursuant to a registration statement declared effective by the SEC.

         "GAAP" means generally accepted accounting principles in the United States of America, which are in effect on the Issue Date.

         "Global Notes" has the meaning specified in Section 2.01.

         "Guarantee" by any Person means any obligation, contingent or otherwise, directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor"), direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (or to advance or supply funds for the purchase of any security for the payment of such Indebtedness); or

                  (2) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness; or

                  (3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor to pay such Indebtedness (and the terms "Guaranteed and Guaranteeing" shall have meanings correlative to the foregoing);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business, provided, further, that the term "Guarantee" shall not include contracts made in the ordinary course of business of the Company and its Subsidiaries for the purchase of utilities, services, and raw materials that require payment to be made to the provider of utilities, services or raw materials regardless whether delivery is ever made of such utilities, services or raw materials so long as the quantities thereof do not exceed the Company's or its contracting Subsidiary's reasonably anticipated consumption thereof. The amount of the Guarantee shall be equal to the amount of the obligation covered thereby.

         "Holder" means the Person in whose name a Note is registered on the Registrar's books.

         "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent:

                  (1) every obligation of such Person for borrowed money or evidenced by a note, bond, debenture or similar instrument, including obligations incurred in connection with the acquisition of property (other than accounts payable describe in clause (3) below), assets or business;

                  (2) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

                  (3) every obligation of such Person issued or assumed as the deferred purchase price of property (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue by more than 90 days or which are being contested in good faith);

                  (4) the amount of every Capital Lease Obligation of such Person;

                  (5) the maximum fixed redemption or repurchase price of Redeemable Stock of such person;

                  (6) every obligation of such person under interest rate swap or similar agreements, or foreign currency or commodity hedge, exchange or similar agreements of such Person;

                  (7) the Attributable Value with respect to any Sale and Leaseback Transaction to which such Person is party; and

                  (8) every obligation of the type referred to in clauses (1) through (7) of another person and all dividends of another Person for the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

         "Indenture" means this Indenture, as amended, supplemented or modified from time to time.

         "Initial Notes" refers to (i) $200,000,000 aggregate principal amount of 8.875% Senior Notes due 2012 issued on the Issue Date, and (ii) Additional Notes, if any, issued in the form of any other series of Senior Notes due 2012 in a transaction exempt from the registration requirements of the Securities Act, in each case substantially in the form of EXHIBIT A.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2) or (7) under the Securities Act.

         "interest" means, with respect to the Notes, the sum of any interest and any Liquidated Damages, if any, on the Notes.

         "Interest Payment Date" means each of May 1 and November 1, commencing November 1, 2002.

         "Issue Date" means the date of original issuance of the Notes under this Indenture.

         "Legal Holiday" has the meaning specified in Section 10.07.

         "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, debenture, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the UCC or equivalent statutes) of any jurisdiction other than to evidence a lease.

         "Liquidated Damages" has the meaning set forth in the Rights Agreement.

         "Make Whole Amount" means the sum of the present values of the remaining scheduled payments of principal of the Notes to be redeemed on the redemption date and the scheduled payments of interest thereon from the redemption date (but excluding any interest accrued to the redemption date) to originally scheduled maturity, discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months) on a semi-annual basis at the Special Adjusted Treasury Rate from the respective dates after the redemption date on which such principal and interest would have been payable.

         "Non-U.S. Persons" means a person who is not a "U.S. person" (as defined in Regulation S).

         "Notes" means the Initial Notes and the Exchange Notes issued under this Indenture.

          "Officer" of any Person means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or the Controller of such Person.

         "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of any Person.

         "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

         "Participants" has the meaning specified in Section 2.08.

         "Paying Agent" has the meaning specified in Section 2.04.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof or other entity of any kind.

         "Physical Notes" has the meaning specified in Section 2.01.

         "Qualified Institutional Buyer" or "QIB" has the meaning set forth in Rule 144A under the Securities Act.

         "Redeemable Stock" means any equity security that by its terms or otherwise is required to be redeemed prior to the final stated maturity of the Notes or is redeemable or exchangeable into Indebtedness (other than Redeemable Stock) at the option of the holder thereof at any time prior to the final stated maturity of the Notes. For purposes hereof, the "maximum fixed redemption or repurchase price" of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were purchased on any date on which Indebted-ness shall be required to be determined pursuant to the Indenture, and if such price is base upon, or measured by, the fair market value of such Redeemable Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer (or managing general partner of the issuer) of such Redeemable Stock.

         "Redemption Date" means, with respect to any Notes to be redeemed, the date fixed for such redemption pursuant to this Indenture.

         "Redemption Price" means the redemption price fixed in accordance with the terms of the Notes, including accrued and unpaid interest, if any, to the date fixed for redemption.

         "Reference Treasury Dealer" means Salomon Smith Barney Inc. and its successor and, at the option of the Company, other primary U.S. government securities dealers in New York City selected by the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

         "Register" has the meaning specified in Section 2.04.

         "Registrar" has the meaning specified in Section 2.04.

         "Registration Rights Agreement" means (i) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement, dated April 23, 2002, between the Company and Salomon Smith Barney Inc., Deutsche Bank Securities, Banc One Capital Markets, Inc., J.P. Morgan Securities Inc., McDonald Investments Inc., Lehman Brothers Inc., NatCity Investments, Inc. and BNY Capital Markets, Inc. and (ii) with respect to each issuance of Additional Notes in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement between the Company and the Person purchasing the Additional Notes.

         "Regulation S" means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provisions thereto.

         "Regulation S Global Notes" has the meaning specified in Section 2.01.

         "Regulation S Notes" has the meaning specified in Section 2.01.

         "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Restricted Period" has the meaning specified in Section 2.01.

         "Rule 144A" means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provisions thereto.

         "Rule 144A Global Notes" has the meaning specified in Section 2.01.

         "Rule 144A Notes" has the meaning specified in Section 2.01.

         "Sale and Leaseback Transaction" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor (or pool thereof) or to which lender or investor (or pool thereof) is a party, providing for the leasing by such Person or any of its Subsidiaries of any property or asset of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

         "SEC" means the Securities and Exchange Commission and any government agency succeeding to its functions.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute and the rules and regulations of the SEC promulgated thereunder.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Special Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption, plus 50 basis points.

         "Subsidiary" means any corporation, association or other business entity which more than 50% of the Voting Stock is owned, directly or indirectly, by the Company, or by the Company and one or more other Subsidiaries.

         "SunBelt Guarantee" means the Guarantee by the Company of the Guaranteed Secured Senior Notes due 2017, Series G, of SunBelt Chlor Alkali Partnership pursuant to a Guarantee dated December 22, 1997 by the Company.

         "Tangible Assets" of any Person means, at any date, the gross book value as shown by the accounting books and records of such Person of all its property both real and personal, less the net book value of (i) all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized Indebtedness discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and (iv) all other proper reserves which in accordance with GAAP should be provided in connection with the business conducted by such Person.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb), as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.

         "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.02(a).

         "Transfer Restricted Securities Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.02(a).

         "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter, means the successor.

         "U.S. Government Obligations" means direct obligations fully guaranteed or insured by the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "Voting Stock" means the stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC;

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the indenture securities means the Company and any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.03.     RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii) "or" is not exclusive;

                  (iv) "including" means including without limitation;

                  (v) words in the singular include the plural, and in the plural include the singular;

                  (vi) provisions apply to successive events and transactions;
         and

                  (vii) statements relating to the payment of principal and interest shall include, without duplication, the payment of premium, if any, and Liquidated Damages, if any.

                                   ARTICLE II

                                    THE NOTES


         SECTION 2.01. FORM AND DATING.

         The Initial Notes, the Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as EXHIBITS A and B with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law or stock exchange agreements to which the Company is subject. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the form of the Note annexed hereto as EXHIBIT A and EXHIBIT B shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         The Notes offered and sold in reliance on Rule 144A ("Rule 144A Notes") shall be issued initially in the form of one or more permanent Global Notes ("Rule 144A Global Notes") in definitive, fully registered form without interest coupons, in substantially the form of EXHIBIT A, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at the Trustee's office in New York City, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.02(b). Rule 144A Global Notes shall be substantially in the form set forth in EXHIBIT A attached hereto. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Registrar, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

         Initial Notes offered and sold in offshore transactions to Non-U.S. Persons (as defined in Regulation S under the Securities Act) ("Regulation S Notes") in reliance on Regulation S shall be issued on the Issue Date, and Additional Notes offered and sold in offshore transactions to Non-U.S. Persons in reliance on Regulation S shall be issued, initially in the form of a global Note, without interest coupons, substantially in the form set forth in EXHIBIT A (the "Regulation S Global Notes"). Prior to the 40th day following the later of commencement of the offering of the Notes and the Issue Date (such period through and including the 40th day, the "Restricted Period"), beneficial interests in the Regulation S Global Note may only be held through Euroclear or Clearstream (or a successor agency to either or both of them), and any resale or transfer of such interests to U.S. persons shall not be permitted during such period unless such resale or transfer is made in accordance with the procedures set forth in this Arti-cle II, including, without limitation, receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided herein to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a Qualified Institutional Buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of such Rule or (ii) an Institutional Accredited Investor purchasing for its own account or for the account of such an Institutional Accredited Investor, subject to delivery of the letters and opinions contemplated by this Indenture. The Regulation S Global Note will be deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

         The Rule 144A Global Notes and the Regulation S Global Notes are sometimes referred to herein as the "Global Notes."

         Notes transferred to Institutional Accredited Investors shall be issued in the form of permanent certificated Notes (the "Physical Notes") in registered form. Notes issued in exchange for interests in the Global Notes pursuant to
Section 2.08 may be in the form of Physical Notes in registered form. The Physical Notes shall be substantially in the form set forth in EXHIBIT A attached hereto.

         The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

         SECTION 2.02.     RESTRICTIVE LEGENDS.

                  (a) TRANSFER RESTRICTED SECURITIES LEGEND.

                  (i) Each Global Note and Physical Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor note) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder), or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(K) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO EITHER ISSUER OR ITS SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (3) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (4) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL

         TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (4) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

                 (ii) Upon any sale or transfer of a Transfer Restricted Security in compliance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Note that does not bear the Transfer Restricted Securities Legend, and shall rescind any restriction on the transfer of such Transfer Restricted Security.

                (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue, and upon receipt of an authentication order in accordance with Section 2.03 hereof, the Trustee shall authenticate the Exchange Notes in exchange for the Initial Notes accepted for exchange in the Exchange Offer, and the Registrar shall rescind any restriction on the transfer of such security.

                  (b) GLOBAL NOTE LEGEND. Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

         PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.09 OF THE INDENTURE REFERRED TO HEREIN.

         SECTION 2.03. EXECUTION AND AUTHENTICATION.

         Two Officers shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall be valid nevertheless.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by one Officer of the Company, authenticate for original issue (i) Initial Notes on the Issue Date in aggregate principal amount of $200,000,000, (ii) Additional Notes in accordance with Section 2.18, and (iii) upon completion of an Exchange Offer (and thereafter as appropriate), Exchange Notes for like principal amount of Initial Notes, including any Additional Notes, in accordance with the Registration Rights Agreement and Section 2.07 hereof.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         SECTION 2.04. REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes (the "Register") and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" in-cludes any additional paying agent and the term "Registrar" includes any additional registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the terms of the TIA and implement the terms of this Indenture which relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent who is not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent or Registrar; provided, however, that none of the Company, its Subsidiaries or the Affiliates of the foregoing shall act (i) as Paying Agent in connection with redemptions, offers to purchase, discharges and defeasance, as otherwise specified in this Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

         The Company hereby initially appoints the Trustee as Registrar and Paying Agent in the United States.

         SECTION 2.05.     PAYING AGENT TO HOLD ASSETS IN TRUST.

         Not later than 11:00 a.m. (New York time) on each due date of the principal and interest on any Notes, the Company shall deposit with one or more Paying Agents money in immediately available funds sufficient to pay such principal and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and shall promptly notify the Trustee of any failure by the Company (or any other obligor on the Notes) in making any such payment. While any such failure continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money so paid over to the Trustee.

         If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it shall, prior to or on each due date of any principal of or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient with monies held by all other Paying Agents, to pay such principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its actions or failure to act.

         SECTION 2.06. HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee prior to or on each Interest Payment Date for the Notes and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, relating to such Interest Payment Date or request, as the case may be; provided that, as long as the Trustee is the Registrar, no such list need be furnished.

         SECTION 2.07. GENERAL PROVISIONS RELATING TO TRANSFER AND EXCHANGE.

         The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar or another transfer agent stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the
Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry. Notwithstanding the foregoing, in the case of a Transfer Restricted Security, a beneficial interest in a Global Note being transferred in reliance on an exemption from the registration requirements of the Securities Act other than in accordance with Rule 144, Rule 144A and Regulation S may only be transferred for a Physical Note.

         When Notes are presented to the Registrar or another transfer agent with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that no exchanges of Notes for Exchange Notes shall occur until an exchange offer registration statement shall have been declared effective by the SEC and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. Subject to Section 2.03, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.13, 3.06 or
9.05 hereof).

         Neither the Registrar nor any other transfer agent nor the Company shall be required to:

                  (i) issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 Business Days before the day of any selection of Notes for redemption under Section
         3.02 hereof and ending at the close of business on the day of selection; or

                  (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                  (iii) register the transfer of or exchange any Note during a period beginning at the opening of business 15 Business Days before an Interest Payment Date and ending at the close of business of the Interest Payment Date.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.08.     BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

                  (a) Each Global Notes initially shall:

                  (i) be registered in the name of the Cede & Co. as the nominee of the Depositary;

                  (ii) be delivered to the Trustee as custodian for the Depositary; and

                  (iii) bear legends as set forth in Section 2.02 hereof.

         Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such

Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the Depositary or impair, as between the Depositary and the Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial owners may transfer their interests in Global Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.09 hereof.

                  (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it retains such an interest.

                  (d) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (e) If at any time:

                  (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to continue to act as a depository or the Depositary ceases to be registered as a clearing agency under the Exchange Act for the Global Notes, and in each case a successor depository for the Global Notes is not appointed by the Company within 90 days of such notice or cessation;

                 (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in definitive form under this Indenture in exchange for all or any part of the Notes represented by a Global Note or Global Notes; or

                  (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary,

the Depositary shall surrender such Global Note or Global Notes to the Trustee for cancellation and then the Company shall execute, and the Trustee shall authenticate and deliver in exchange for such Global Note or Global Notes, Physical Notes, in an aggregate principal amount equal to the principal amount of such Global Note or Global Notes. Such Physical Notes shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the Notes represented by such Global Note or Notes (or any nominee thereof).

                  (f) Notwithstanding the foregoing, in connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (e) of this Section 2.08, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

              SECTION 2.09. SPECIAL TRANSFER PROVISIONS.


                  (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                  (i) the Registrar shall register the transfer of any Note constituting a Restricted Security whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT C hereto and any legal opinions and certifications required thereby or
         (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT D hereto; and

                 (ii) if the proposed transferor is a Participant holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depositary's and the Registrar's procedures; whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and
         (b) the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount; and

                (iii) in the case of a transfer to a non-U.S. Person, if the proposed transferee is a Participant, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                 (ii) if the proposed transferee is a Participant, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                  (c) TRANSFER RESTRICTED SECURITIES LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Transfer Restricted Securities Legend, the Registrar shall deliver Notes that do not bear the Transfer Restricted Securities Legend. Upon the transfer, exchange or replacement of Notes bearing the Transfer Restricted Securities Legend, the Registrar shall deliver only Notes that bear the Transfer Restricted Securities Legend unless
(i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d) CERTAIN TRANSFERS IN CONNECTION WITH AND AFTER THE EXCHANGE OFFER. Notwithstanding any other provision of this Indenture:

                  (i) no Exchange Note may be exchanged by the Holder thereof for an Initial Note;

                 (ii) accrued and unpaid interest on the Initial Notes being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Exchange Notes following the Exchange Offer and shall be paid to the Holder on the relevant record date of the Exchange Notes issued in respect of the Initial Note being exchanged; and

                (iii) interest on the Initial Note being exchanged in the Exchange Offer shall cease to accrue on the date of completion of the Exchange Offer and interest on the Exchange Notes to be issued in the Exchange Offer shall accrue from the date of the completion of the Exchange Offer.

                  (e) GENERAL. By its acceptance of any Note bearing the Transfer Restricted Securities Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. The Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.08 hereof or this Section
2.09. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         SECTION 2.10.     REPLACEMENT NOTES.

         If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of the Trustee and the Company are met; provided that, if any such Note has been called for redemption in accordance with the terms thereof, the Trustee may pay the Redemption Price thereof on the Redemption Date without authenticating or replacing such Note. The Trustee or the Company may, in either case, require the Holder to provide an indemnity bond sufficient in the judgment of each of the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced or if the Redemption Price therefor is paid pursuant to this Section 2.10. The Company may charge the Holder who has lost a Note for its expenses in replacing a Note.

         Every replacement Note is an obligation of the Company and shall be entitled to the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         SECTION 2.11.     OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee, except for (i) those cancelled by it, (ii) those delivered to it for cancellation and (iii) those described in this Section as not outstanding.

         If a Note is replaced pursuant to Section 2.10 hereof, it ceases to be outstanding and interest ceases to accrue unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If all principal of and interest on any Note are considered paid under
Section 4.01 hereof, such Note ceases to be outstanding and interest on it ceases to accrue.

         Except as provided in Section 2.12 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds such Note.

         SECTION 2.12.     TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding.

         SECTION 2.13.     TEMPORARY NOTES.

         Until definitive Notes are ready for delivery, the Company may prepare and execute, and the Trustee shall authenticate upon a written order of the Company signed by one Officer of the Company, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate, definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

         SECTION 2.14.     CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment or repurchase. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, repurchase, redemption, replacement or cancellation and shall dispose of them in accordance with its customary procedures or, upon the Company's written request, return such cancelled Notes to the Company (subject to the record retention requirements of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or redeemed or that have been delivered to the Trustee for cancellation.

         SECTION 2.15.     CUSIP NUMBERS.

         The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and the Trustee shall use the same in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in CUSIP numbers.

         SECTION 2.16.     DEFAULTED INTEREST.

         If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. It may elect to pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders of such Notes on which the interest is due on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each such Note. The Company shall fix any such record date and payment date for such payment. At least 15 days before any such record date, the Company shall mail to Holders affected thereby a notice that states the record date, Interest Payment Date, and amount of such interest to be paid.

                                      -25

         SECTION 2.17.     SPECIAL RECORD DATES.

         The Company may, but shall not be obligated to, set a record date for the purpose of determining the identity of Holders of Notes entitled to consent to any supplement, amendment or waiver permitted by this Indenture. If a record date is fixed, the Holders of Notes outstanding on such record date, and no other Holders, shall be entitled to consent to such supplement, amendment or waiver or revoke any consent previously given, whether or not such Holders remain Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         SECTION 2.18.     ISSUANCE OF ADDITIONAL NOTES.

         The Company shall be entitled to issue Additional Notes under this Indenture which shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance, issue price, and amount of interest payable on the first payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided however, no Additional Notes may be issued if an Event of Default has occurred and is continuing. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

         With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and in a Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                  (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                  (2) the issue price, the issue date and the CUSIP number of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

                  (3) whether such Additional Notes shall be Notes bearing the Transfer Restricted Securities Legend and issued in the form of Initial Notes or shall be unrestricted notes issued in the form of Exchange Notes.


                                      -26

                                   ARTICLE III

                                   REDEMPTION


         SECTION 3.01.     NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to the redemption provision of Section 3.07 hereof, it shall notify the Trustee and the Paying Agent of the intended Redemption Date, the principal amount of Notes to be redeemed, CUSIP numbers of the Notes to be redeemed, and the Redemption Price.

         The Company shall give each notice provided for in this Section 3.01 and an Officers' Certificate at least 30 days, but not more than 60 days, before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee and the Paying Agent), except with respect to notice of the Redemption Price. An Officers' Certificate containing the Redemption Price determined as of a date not more than five Business Days prior to the Redemption Date shall be delivered to the Trustee no later than two Business Days prior to the Redemption Date.

         SECTION 3.02.     SELECTION OF NOTES TO BE REDEEMED.

         If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed from the outstanding Notes by a method that complies with the requirements of any exchange on which the Notes are listed, or, if the Notes are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate.

         Notes and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denomination for Notes to be redeemed or any integral multiple thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly in writing of the Notes or portions of Notes to be called for redemption.

         SECTION 3.03.     NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before the Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at the address of such Holder appearing in the Register.

         The notice shall identify the Notes to be redeemed and shall state:

                  (i)      the Redemption Date;

                  (ii) the Redemption Price;

                (iii) if fewer than all outstanding Notes are to be redeemed, the portion of the principal amount of the Notes to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new
         Note in principal amount equal to the unredeemed portion will be issued;

                  (iv) the name and address of each Paying Agent;

                  (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                 (vi) that, unless the Company defaults in payment of the Redemption Price, interest on Notes called for redemption ceases to accrue interest on and after the Redemption Date; and

                  (vii) CUSIP number, if any, of the Notes to be redeemed.

         At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at its expense. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed to the Holder or, when first published, as applicable, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Notes shall not affect the validity of the proceeding for the redemption of any other Notes.

         SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price.

         SECTION 3.05.     DEPOSIT OF REDEMPTION PRICE.

         Prior to or no later than 10:00 a.m. (New York time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money sufficient to pay the Redemption Price of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any amount of money not required for that purpose.

         SECTION 3.06.     NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder at the expense of the Company, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         SECTION 3.07.     OPTIONAL REDEMPTION.

                  The Company may, at its option, redeem the Notes, in whole, at any time, or in part, from time to time, at the Redemption Price equal to the greater of:

                  (i) 100% of the principal amount of the Notes being redeemed on the Redemption Date; and

                  (ii) the Make Whole Amount

plus, in each case, accrued and unpaid interest, if any, on the Notes to the Redemption Date.

         Unless the Company defaults in its payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions of the Notes called for redemption and those Notes will cease to be outstanding.

         SECTION 3.08.     NO MANDATORY REDEMPTION.

         The Company shall not be required to make any mandatory redemption payments with respect to the Notes. The Notes shall not have any benefit of a sinking fund.


                                   ARTICLE IV

                                    COVENANTS


         SECTION 4.01.     PAYMENT OF NOTES.

         The Company shall pay, or cause to be paid, the principal of and interest on the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, a Subsidiary of the Company or any Affiliate of any of them, holds as of 10:00 a.m. (New York time) on that date immediately available funds designated for and sufficient to pay all principal and interest then due. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, principal or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the second paragraph of Section 2.05 hereof.

         The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified therefor in the Notes.

         SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in the Borough of Manhattan, The City of New York an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the principal Corporate Trust Office of the Trustee as its office or agency in The Borough of Manhattan, The City of New York in accordance with Section 2.04 hereof.

         SECTION 4.03.     REPORTS.

         (a) So long as the Notes are outstanding, whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall electronically file with the SEC, the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the SEC pursuant to Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would be required so to file such documents if the Company were so subject, unless, in any case, if such filings are not then permitted by the SEC.

         (b) If such filings with the SEC are not then permitted by the SEC, or such filings are not generally available on the Internet free of charge, the Company shall, within 15 days of each Required Filing Date, transmit by mail to Holders of the Notes, as their names and addresses appear in the Register, without cost to such holders, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that the Company would be required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Section 13(a) or 15(d), and promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at Company's cost. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         (c) So long as any Notes remain outstanding and constitute "restricted securities" under Rule 144, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act.

         SECTION 4.04.     COMPLIANCE CERTIFICATE.

         The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company starting with the Company's fiscal year ending December 31, 2002, an Officers' Certificate one of the signers of which is the principal executive, principal financial or principal accounting officer, stating that in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or Default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or Default and, if so, specifying each such failure or Default and the nature thereof. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided for in this Indenture. The certificate need not comply with Section 10.04 hereof.

         SECTION 4.05.     PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         SECTION 4.06.     CORPORATE EXISTENCE.

         Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its and its Subsidiaries' existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right, franchise or existence of a Subsidiary if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 4.07.     LIMITATION ON LIENS.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, incur or suffer to exist any Lien on property or assets now owned or hereafter acquired to secure Indebtedness without making, or causing such Subsidiary to make, effective provision for securing the Notes (and, if the Company so determines, any other Indebtedness of the Company which is not subordinate to the Notes or of such Subsidiary) equally and ratably with such Indebtedness as to such property or assets so long as such Indebtedness is so secured.

         The foregoing restrictions will not apply to:

                  (1) Liens in respect of Indebtedness existing at the Issue
         Date;

                  (2) Liens on property existing at the time of acquisition thereof;

                  (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary;

                  (4) Liens on property of the Company or any Subsidiary in favor of the United States of America, any state thereof or any instrumentality of either to secure certain payments pursuant to any contract or statute;

                  (5) Liens to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Liens, and securing only the property so purchased, constructed or improved;

                  (6) Liens for taxes or assessments or other governmental charges or levies, Liens imposed by law, such as mechanics' and materialmen's Liens, for sums not due or sums being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP, and Liens securing reimbursement obligations with respect to trade letters of credit, banker's acceptances and sight drafts incurred in the ordinary course of business which encumber documents and other property relating to such trade letters of credit, banker's acceptances and sight drafts;

                  (7) Liens to secure obligations under worker's compensation laws or similar legislation, including Liens with respect to judgments which are not currently dischargeable;

                  (8) Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgment or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 15 days of the date of judgment; or Liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Subsidiary is a party; and

                  (9) Liens to secure any extension, renewal or refinancing (or successive extensions, renewals or refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (1) to (8) so long as such Liens do not extend to any other property and the Indebtedness so secured is not increased.

         In addition to the foregoing, the Company or any Subsidiary may incur a Lien to secure Indebtedness or enter into a Sale and Leaseback Transaction, without equally and ratably securing the Notes, if the sum of (a) the amount of Indebtedness subject to a Lien entered into after Issue Date and otherwise prohibited by the Indenture, and (b) the Attributable Value of Sale and Leaseback Transactions entered into under clause (1) of Section 4.08 hereof does not exceed 10% of Consolidated Net Tangible Assets of the Company at the time of such determination.

         (b) In addition, if on and after the Issue Date any Capital Markets Debt of the Company or any Subsidiary or the SunBelt Guarantee becomes secured by a Lien, then the Company shall cause the Notes to be secured equally and ratably by a Lien on the same property as such Lien so long as such Capital Markets Debt or the SunBelt Guarantee remains secured.

         SECTION 4.08.     LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

         The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction (except for a period not exceeding 36 months) unless (1) the Company or such Subsidiary would be entitled to incur a Lien to secure Indebtedness in an amount equal to the Attributable Value of the Sale and Leaseback Transaction in accordance with Section 4.07 of this Indenture without equally and ratably securing the Notes; or (2) the Company or the Subsidiary applies or commits to apply within 120 days an amount equal to the net proceeds of the property sold pursuant to the Sale and Leaseback Transaction to the redemption of the Notes or to the redemption or repayment of Company Indebtedness which is pari passu to the Notes.

         SECTION 4.09.     GUARANTEES BY SUBSIDIARIES.

                  (a) The Company shall not permit any Subsidiary, directly or indirectly, to Guarantee or secure the payment of any other Indebtedness of the Company (other than the Credit Facility) unless such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of the payment of the Notes by such Subsidiary (a "Subsidiary Guarantee"). If the Guaranteed Indebtedness is subordinated in right of payment to the Notes, pursuant to a written agreement to that effect, the Guarantee of such Guaranteed Indebtedness must be subordinated in right of payment to the Subsidiary Guarantee of the Notes to at least the extent that the Guaranteed Indebtedness is subordinated to the Notes.

                  (b)     A Subsidiary Guarantee shall terminate upon:

                  (1) a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary (other than to the Company or a Subsidiary or an Affiliate) otherwise permitted by the Indenture; or

                  (2) the release or discharge of the Guarantee or security that enabled the creation of such Subsidiary Guarantee and all other Guarantees of Indebtedness of the Company by such Subsidiary; provided that no Event of Default, or event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing or would result therefrom.


                                    ARTICLE V

                                  MERGER, ETC.


         SECTION 5.01.     WHEN COMPANY MAY MERGE, ETC.

         The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

                  (1) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety is a corporation, partnership or trust is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium, if any, and interest on all the Notes and the performance or observance of every covenant of this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

                  (2) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing;

                  (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a Lien which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, takes such steps as would be necessary effectively to secure the Notes equally and ratably with (or prior to) all Indebtedness secured thereby; and

                  (4) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the Indenture and that all conditions precedent in this Indenture relating to such transaction have been complied with.

         SECTION 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation of the Company with, or merger of the Company into, any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. In the event of any such transfer or conveyance, but not any such lease, the Company shall be discharged from all obligations and covenants under the Notes and this Indenture.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES


         SECTION 6.01.     EVENTS OF DEFAULT.

         Each of the following constitutes an Event of Default with respect to the Notes (whatever the reason for such Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in the payment of any interest on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days;

                  (b) default in the payment of the principal of or any premium on the Notes when due, whether at maturity, upon redemption, by declaration or otherwise;

                  (c) failure to perform any other covenant in the Indenture and continuance of such default or breach for 60 days after written notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes;

                  (d) a default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $25,000,000, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $25,000,000, whether such Indebtedness now exists or shall hereafter be created, which default is a payment default upon final maturity of such Indebtedness or shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged or such acceleration having been rescinded or annulled, in each such case, within a period of 10 days after written notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

                  (e) the Company pursuant to or within the meaning of any Bankruptcy Law:

                           (i) commences a voluntary case or proceeding;

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding;

                           (iii) consents to the appointment of a Custodian of
                  it or for all or substantially all of its property; or

                           (iv) makes a general assignment for the benefit of
                  its creditors; and

                  (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company in an
                  involuntary case or proceeding;

                           (ii) appoints a Custodian for the Company or for all
                  or substantially all of its property; or

                           (iii) orders the winding up or liquidation of the
                  Company,

         and any such order or decree under this clause (f) remains unstayed and in effect for 60 days.

         SECTION 6.02.     ACCELERATION.

         If an Event of Default with respect to outstanding Notes (other than an Event of Default specified in paragraph (e) or (f) of Section 6.01 of this Indenture) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes, by written notice to the Company, may declare due and payable 100% of the principal amount of all Notes and premium, if any, plus any accrued and unpaid interest to the date of payment. Upon a declaration of acceleration, such principal and premium, if any, and accrued and unpaid interest to the date of payment shall be due and payable. If an Event of Default specified in paragraph (e) or (f) of Section 6.01 of this Indenture occurs, all unpaid principal and accrued interest on the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         The Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may rescind and annul an acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of principal of and premium, if any, and interest, if any, on the Notes which have become due solely because of the acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         SECTION 6.03.     OTHER REMEDIES.

         If an Event of Default with respect to outstanding Notes occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the pay-ment of principal and premium, if any, of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture, including, without limitation, seeking recourse against any guarantor, if any.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon the Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

         SECTION 6.04.     WAIVER OF PAST DEFAULTS.

         Subject to Sections 6.07 and 9.02 of this Indenture, the Holders of at least a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default except a Default or Event of Default in the payment of the principal of or any premium or interest on any Note (provided, however, that, subject to Section 6.07, the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). When a Default or Event of Default is waived, it is deemed cured and ceases.

         SECTION 6.05.     CONTROL BY MAJORITY.

         The Holders of not less than a majority in principal amount of then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, (ii) the Trustee determines may be unduly prejudicial to the rights of other Holders or (iii) may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

         SECTION 6.06.     LIMITATION ON SUITS.

         Subject to the provisions of Section 6.07 of this Indenture, no Holder of Notes may pursue any remedy with respect to this Indenture or the Notes unless:

                  (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability, cost or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (v) during such 60-day period, the Holders of at least a majority in principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         SECTION 6.07.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and premium, if any, of or interest, if any, on the Note on or after the respective due dates expressed or provided for in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         SECTION 6.08.     COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) of this Indenture occurs and is continuing with respect to Notes, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and premium, if any, and accrued interest, if any, remaining unpaid on the outstanding Notes, together with (to the extent lawful) interest on overdue principal and premium, if any, and interest, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07 of this Indenture.

         SECTION 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceeding relative to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, dis-bursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of this Indenture. Nothing contained in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10.     PRIORITIES.

         If the Trustee collects any amount of money pursuant to this Article VI, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 of this Indenture, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made by the trustee and the costs and expenses of collection;

                  Second: to Holders for amounts due and unpaid on the Notes for principal and premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  Third: to the Company or any other obligors on the Notes, as their interests may appear, or to such party as a court of competent jurisdiction may direct.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. The Trustee shall notify the Company in writing reasonably in advance of any such record date and payment date.

         SECTION 6.11.     UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

         SECTION 6.12.     STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.


                                   ARTICLE VII

                                     TRUSTEE


         SECTION 7.01.     DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b)      Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not, on their face, they conform to the requirements of this Indenture (but need not investigate or confirm the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or other officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 of this Indenture.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees of counsel).

                  (f) The Trustee shall not be obligated to pay interest on any money or other assets received by it except in accordance with this Indenture unless otherwise agreed in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, Custodian and other Person employed to act hereunder.

                  (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense which might be incurred by it in compliance with such request.

         SECTION 7.02.     RIGHTS OF TRUSTEE.

         Subject to Section 315(a) through (d) of the TIA:

                  (a) The Trustee may conclusively rely on any document or other writing believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture, unless the Trustee's conduct constitutes negligence, willful misconduct or bad faith.

                  (e) The Trustee may consult with counsel of its selection and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (g) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (to the extent permitted under Section 310(b) of the TIA) or resign. Any agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 of this Indenture.

         SECTION 7.04.     [Intentionally Omitted]

         SECTION 7.05.     TRUSTEE'S DISCLAIMER.

         The Trustee or any Agent (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) is not accountable for the Company's use of the proceeds from the Notes, and (iii) is not responsible for any statement in the Notes other than its certificate of authentication and the Statement of Eligibility and Qualification on Form T-1 to be supplied to the Company in connection with the Exchange Offer.

         SECTION 7.06.     NOTICE OF DEFAULTS.

         If a Default or Event of Default with respect the Notes occurs and is continuing, and if it is actually known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of any such Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

         SECTION 7.07.     REPORTS BY TRUSTEE TO HOLDERS.

         The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by Section 313 of the TIA at the times and in the manner provided by the TIA, which initially shall be not less than every twelve months commencing on April 23, 2003 and may be dated as of a date up to 60 days prior to such transmission.

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes become listed or delisted on any stock exchange.

         SECTION 7.08.     COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it, including in particular, but without limitation, those incurred in connection with the enforcement of any remedies hereunder. Such expenses may include the reasonable fees and out-of-pocket expenses of the Trustee's agents and counsel.

         Except as set forth in the next paragraph, the Company shall indemnify and hold harmless the Trustee and any predecessor trustee against any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of the trust under this Indenture. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend such claim and the Trustee shall cooperate in such defense. The Trustee may have separate counsel, which counsel must be reasonably acceptable to the Company, and the Company shall pay the reasonable fees and out-of-pocket expenses of such counsel.

         The Company need not reimburse any expense or indemnify against any loss, liability, cost or expense incurred by the Trustee through gross negligence, willful misconduct or bad faith.

         To secure the Company's payment obligations in this Section 7.08, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay the principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.08 will not be subordinate to any other liability or indebtedness of the Company.

         The Company's obligations pursuant to this Section 7.08 shall survive the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after an Event of Default specified in paragraph
(e) or (f) of Section 6.01 of this Indenture occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The provisions of this Section shall survive the termination of this Indenture.

         SECTION 7.09.     REPLACEMENT OF TRUSTEE.

         The Trustee shall comply with Section 313(b) of the TIA to the extent applicable.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.09.

         The Trustee may resign and be discharged from the trust hereby created with respect to the Notes by so notifying the Company in writing no later than 15 Business days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company must remove the Trustee if:

                  (i) the Trustee fails to comply with Section 7.11 of this Indenture or Section 310 of the TIA;

                  (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (iii) a Custodian or public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee becomes incapable of acting.

         If the Trustee is removed by the Company or by the Holders of not less than a majority in aggregate principal amount of the Notes and such Holders do not promptly appoint a successor Trustee (but in no event later than 15 Business Days after such removal by the Holders), or if the Trustee resigns or a vacancy exists in the office of the Trustee for any reason, the Company shall appoint a successor Trustee.

         Any Holder of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails to comply with Section 7.11 of this Indenture.

         If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as the case may be, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of the successor Trustee's succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.08 of this Indenture. Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company's obligations under Section 7.08 of this Indenture shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

         In case of the appointment hereunder of a successor Trustee, the Company, the retiring Trustee and the Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which shall:

                  (i) contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the Trustee all the rights, powers, trusts and duties of the retiring Trustee to which the appointment of such successor Trustee relates;

                  (ii) contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee; and

                  (iii) add to or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by the Trustees.

         Upon the execution and deliver of such supplemental Indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor Trustee relates.

         SECTION 7.10.     SUCCESSOR TRUSTEE BY MERGER, ETC.

         Subject to Section 7.11 of this Indenture, if the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor Trustee.

         SECTION 7.11.     ELIGIBILITY; DISQUALIFICATION.

         The Trustee shall at all times satisfy the requirements of Section 310(a)(1), (2) and (5) of the TIA. The Trustee shall at all times have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee is subject to Section 310(b) of the TIA.

         SECTION 7.12.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE
COMPANY.

         The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

         SECTION 7.13.     TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE
                           COMPANY.

         Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually received such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

         SECTION 7.14.     APPOINTMENT OF CO-TRUSTEE.

                  (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any relevant jurisdiction, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees in such capacity and for the benefit of the Holders, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 7.11 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 7.09 of this Indenture.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee under this Indenture and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee);

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VII.

                  (d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable or acting, resign or be removed, all of its rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) To the extent any co-trustee or separate trustee is not an affiliate of the Trustee, the appointment of the co-trustee shall be subject to the prior written consent of the Company, which consent shall not be reasonably withheld.


                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE


         SECTION 8.01.     SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

              (i) either:

                     (a) all Notes previously authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid) have been delivered to the Trustee for cancellation; or

                     (b) all such Notes not previously delivered to the
              Trustee for cancellation have become due and payable (whether at stated maturity, early redemption or otherwise);

         and, in the case of clause (b) above, the Company has deposited, or caused to be deposited, irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Notes, cash in U.S. Dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of and interest and premium, if any, on all the Notes on the dates such payments of principal or interest and premium, if any, are due to maturity or redemption;

                  (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Notes; and

                  (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.08 of this Indenture shall survive, and, if money will have been deposited with the Trustee pursuant to subclause (b) of clause (i) of this Section, the obligations of the Trustee under Sections 8.02 and 8.05 of this Indenture shall survive.

         SECTION 8.02.     APPLICATION OF TRUST FUNDS; INDEMNIFICATION.

                  (a) Subject to the provisions of Section 8.05 of this Indenture, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.01, 8.03 or 8.04 of this Indenture and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Sections 8.01, 8.03 or 8.04 of this Indenture, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee.

                  (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Sections 8.01, 8.03 or 8.04 of this Indenture or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

                  (c) The Trustee shall deliver or pay to the Company from time to time upon the request of the Company any U.S. Government Obligations or money held by it as provided in Sections 8.01, 8.03 or 8.04 of this Indenture which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.

         SECTION 8.03.     LEGAL DEFEASANCE.

         The Company shall be deemed to have been discharged from its obligations with respect to all of the outstanding Notes on the 91st day after the date of the deposit referred to in subparagraph (a) of this Section 8.03, and the provisions of this Indenture, as it relates to such outstanding Notes, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, upon the request of the Company, execute proper instruments acknowledging the same), except as to:

                  (i) the rights of Holders of Notes to receive, solely from the trust funds described in subparagraph (a) of this Section 8.03(iii), payments of the principal of or interest on the outstanding Notes on the date such payments are due;

                 (ii) the Company's obligations with respect to such Notes under Sections 2.04, 2.05, 2.07, 2.08, 2.09 and 2.10 of this Indenture; and

                (iii) the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under Section 8.02 of this Indenture and the duty of the Trustee to authenticate Notes issued on registration of transfer or exchange;

provided that the following conditions shall have been satisfied:

                  (a) the Company shall have deposited, or caused to be deposited, irrevocably with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Notes, cash in U.S. Dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof de-livered to the Trustee, to pay principal and premium, if any, of and interest on all the Notes on the dates such payments of principal and premium, if any, and interest are due to maturity or redemption;

                  (b) such deposit will not result in a breach or violation of, or constitute a default under any other agreement or instrument to which the Company is a party or by which it is bound;

                  (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and 91 days shall have passed after the deposit has been made, and, during such 91 day period, no Default specified in Section 6.01(e) or (f) of this Indenture with respect to the Company occurs which is continuing at the end of such period;

                  (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel that will (A) state that, since the Issue Date, there has been a change in the applicable U.S. federal income tax law, or (B) be accompanied by a private letter ruling received from the Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction published by the Internal Revenue Service, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

                  (e) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

                  (f) such deposit shall not result in the trust arising from such deposit constituting an "investment company" (as defined in the Investment Company Act of 1940, as amended), or such trust shall be qualified under such Act or exempt from regulation thereunder; and

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this
         Section 8.03 have been complied with.

         SECTION 8.04.     COVENANT DEFEASANCE.

         On and after the 91st day after the date of the deposit referred to in subparagraph (a) of Section 8.03 of this Indenture, the Company may omit to comply with any term, provision or condition set forth under Sections 4.07, 4.08 and 4.09 of this Indenture as well as any additional covenants contained in a supplemental indenture hereto (and the failure to comply with any such provisions shall not constitute a Default or Event of Default under Section 6.01 of this Indenture) and the occurrence of any event described in paragraph (a) of
Section 6.01 of this Indenture shall not constitute a Default or Event of Default hereunder, provided that the following conditions shall have been satisfied:

                  (i) With reference to this Section 8.04, the Company has deposited, or caused to be deposited, irrevocably (except as provided in Section 8.05 of this Indenture) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, cash in U.S. Dollars and/or U.S. Government Obligations which through the payment of principal and interest in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal and interest and premium, if any, on all the Notes on the dates such payments of principal and interest and premium, if any, are due to maturity or redemption;

                 (ii) Such deposit will not result in a breach or violation of, or constitute a default under any other agreement or instrument to which the Company is a party or by which it is bound;

                (iii) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit and 91 days shall have passed after the deposit has been made, and, during such 91 day period, no Default with respect to the Notes specified in
         Section 6.01(e) or (f) hereof with respect to the Company occurs which is continuing at the end of such period;

                 (iv) The Company shall have delivered to the Trustee an Opinion of Counsel confirming that Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (v) The Company shall have delivered to the Trustee an Officers' Certificate stating the deposit was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

                 (vi) such deposit shall not result in the trust arising from such deposit constituting an "investment company" (as defined in the Investment Company Act of 1940, as amended), or such trust shall be qualified under such Act or exempt from regulation thereunder; and

                (vii) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 8.04 have been complied with.

         SECTION 8.05.     REPAYMENT TO COMPANY.

         The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property or similar law designates another Person.


                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


         SECTION 9.01.     WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holder, the Company and the Trustee may, at any time, amend this Indenture or the Notes or enter into a supplemental indenture to:

                  (a) provide for the assumption of the Company's obligations to the Holders of Notes in the case of a merger or consolidation pursuant to Article V of this Indenture;

                  (b) evidence the assumption by a successor corporation of the Company's obligations, and covenants for the protection of the Holders of the Notes;

                  (c) provide for or release Guarantees by Subsidiaries as required by Section 4.09 of this Indenture;

                  (d) add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (e) cure any ambiguity or correct any inconsistency in the Indenture;

                  (f) make any change that does not adversely affect the rights of Holders;

                  (g) modify or amend the Indenture to permit the qualification of indentures supplemental thereto; or

                  (h) comply with any requirement of the SEC in connection with qualification of the Indenture under the TIA or otherwise.

         SECTION 9.02.     WITH CONSENT OF HOLDERS.

         Except as provided below in this Section 9.02, this Indenture or the Notes may be amended or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Notes may be waived, in each case with the written consent of the Holders of not less than a majority in principal amount of the then outstanding Notes.

         Without the consent of each Holder of Notes, an amendment, supplement or waiver under this Section 9.02 may not:

                  (a) extend the fixed maturity of any Notes; or

                  (b) reduce the principal amount thereof or any premium thereon; or

                  (c) reduce the rate or extend the time of payment of interest thereon; or

                  (d) reduce any premium payable upon the redemption thereon; or

                  (e) reduce the percentage required for modification; or

                  (f) change the place of payment where, or the coin or currency in which, any Note or any premium thereon is payable; or

                  (g) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to Holders affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

         SECTION 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

         SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note; provided, however, that unless a record date shall have been established pursuant to Section 2.17 of this Indenture, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective on receipt by the Trustee of consents from the Holders of the requisite percentage principal amount of the outstanding Notes, and thereafter shall bind every Holder of Notes; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses (a) through
(g) of Section 9.02 of this Indenture, the amendment, supplement or waiver shall bind only each Holder of a Note which has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder's Note.

         SECTION 9.05.     NOTATION ON OR EXCHANGE OF NOTES.

         If an amendment, supplement or waiver changes the terms of a Note:

                  (a) the Trustee may require the Holder of a Note to deliver such Note to the Trustee, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated; or

                  (b) if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 9.06.     TRUSTEE TO SIGN AMENDMENT, ETC.

         The Trustee shall sign any amendment authorized pursuant to this
Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.


                                    ARTICLE X

                                  MISCELLANEOUS


         SECTION 10.01.    TRUST INDENTURE ACT CONTROLS.

         This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

         SECTION 10.02.    NOTICES.

         Any notice or communication to the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail to the address set forth below:

         If to the Company, addressed to the Company:

                  PolyOne Corporation
                  Suite 36-500, 200 Public Square
                  Cleveland, Ohio  44114
                  Attention:  Treasurer

         with a copy to:

                  Jones Day Reavis & Pogue
                  901 Lakeside Avenue
                  Cleveland, Ohio  44114-1190
                  Attention:  Christopher M. Kelly, Esq.

         If to the Trustee or Paying Agent in The City of New York:

                  The Bank of New York
                  101 Barclay Street, Floor 21W
                  New York, New York  10286
                  Attention:  Corporate Trust Administration

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         SECTION 10.03.    COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Notes or this Indenture. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

         SECTION 10.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture (except for the first issuance of Notes), the Company shall furnish to the Trustee:

                  (i) an Officers' Certificate (which shall include the statements set forth in Section 10.05 of this Indenture) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (ii) an Opinion of Counsel (which shall include the statements set forth in Section 10.05 of this Indenture) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

         SECTION 10.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate (other than certificates provided pursuant to Section
4.04 of this Indenture) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each individual signing such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (iii) a statement that, in the opinion of each such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

         SECTION 10.06.    RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or for a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         SECTION 10.07.    LEGAL HOLIDAYS.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York are not required or authorized to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 10.08.    DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

         SECTION 10.09.    GOVERNING LAW.

         THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 10.10.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 10.11.    SUCCESSORS.

         All agreements of the Company under the Notes and this Indenture shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 10.12.    SEVERABILITY.

         In case any provision in the Notes or in this Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 10.13.    COUNTERPART ORIGINALS.

         This Indenture may be signed in one or more counterparts. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 10.14     NO PERSONAL LIABILITY.

         No director, officer, employee, incorporator, Affiliate or holder of capital stock of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                POLYONE CORPORATION


                                By:    /s/ W. David Wilson
                                       ---------------------------------------
                                       Name: W. David Wilson
                                       Title: Vice President and Chief Financial
                                              Officer


                                THE BANK OF NEW YORK, AS TRUSTEE


                                By:    /s/ Paul J. Schmalzel
                                       ---------------------------------------
                                       Name: Paul J. Schmalzel
                                       Title: Vice President

                                                                       EXHIBIT A

                             [Form of Initial Note]

                                 [FACE OF NOTE]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.09 OF THE INDENTURE REFERRED TO HEREIN.(1)

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN (OR THEREIN) MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT

--------

(1)  This legend should be included only if the Note is issued in global form.

SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE OF THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE THERETO UNDER RULE 144(K) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") OTHER THAN (1) TO EITHER ISSUER OR ITS SUBSIDIARIES, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (3) TO A NON-"U.S. PERSON" IN AN "OFFSHORE TRANSACTION" (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY IF THIS SECURITY IS NOT IN BOOK-ENTRY FORM), (4) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR
(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE FOR THE SECURITIES PRIOR TO ANY SUCH SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO CLAUSE (4) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

                               POLYONE CORPORATION

                           8.875% Senior Note due 2012

CUSIP No.                                                          $


         POLYONE CORPORATION, an Ohio corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value
received, promises to pay to                 , or its registered assigns, the
principal sum of $          ($            ) on May 1, 2012.

         Interest Payment Dates: May 1 and November 1, commencing November 1, 2002.

         Regular Record Dates:  April 15 and October 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed manually or by facsimile by its duly authorized officers.

Dated:  April 23, 2002                POLYONE CORPORATION


                                      By:
                                             ---------------------------------
                                             Name:
                                             Title:


                                      By:
                                             ---------------------------------
                                             Name:
                                             Title:

Trustee's Certificate of Authentication

This is one of the 8.875% Senior Notes due 2012 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:
       -------------------------------------
       Authorized Signatory

Dated:  April 23, 2002

                                                       [REVERSE SIDE OF NOTE](2)

                               POLYONE CORPORATION

                           8.875% Senior Note due 2012

         Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.       INTEREST

         POLYONE CORPORATION, an Ohio corporation (such entity, and its successors and assigns under the Indenture, the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually on May 1 and November 1 of each year, commencing November 1, 2002. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 23, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       METHOD OF PAYMENT

         The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the record date immediately preceding the interest payment date even if Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after the record date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay to the Paying Agent the principal and premium, if any, of and interest on the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, at its option, pay principal and premium, if any, and interest by U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder as such address shall appear in the Register, provided, however, that if such Holder has submitted an application to the Registrar not later than the relevant record date, the Company shall wire transfer in immediately available funds such payment in lieu of a check, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

----------------
(2) Appropriate modifications shall be made to reflect the terms of Additional Notes.

3.       PAYING AGENT AND REGISTRAR

         Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

4.       INDENTURE

         The Company issued the Notes under an Indenture dated as of April 23, 2002 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 8.875% Senior Notes due 2012 (the "Exchange Notes"). The Notes include the Initial Notes and the Exchange Notes (as defined in the Indenture) issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of Notes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Note and the Indenture will be governed by the Indenture.

5.       OPTIONAL REDEMPTION

         The Notes may be redeemed at the Company's option, in whole or in part, at any time or from time to time, on at least 30 days but not more than 60 days' prior notice, at a price equal to the greater of: (i) 100% of the principal amount being redeemed on the Redemption Date, and (ii) the Make Whole Amount (as defined in the Indenture), plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, on the Notes to the Redemption Date.

         Unless the Company defaults in its payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions of the Notes called for redemption and those Notes will cease to be outstanding.

6.       NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

7.       REGISTRATION RIGHTS AGREEMENT

         The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of April 23, 2002, among the Company and the Initial Purchasers named therein (as such may be amended from time to time, the "Registration Rights Agreement"). Capitalized terms used in this subsection but not defined herein have the meanings assigned to them in the Registration Rights Agreement.

         If (i) within 90 days after the Issue Date, neither the Exchange Offer Registration Statement nor, if applicable, the Shelf Registration Statement has been filed with the Commission; (ii) within 180 days after the Issue Date, the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, has not been declared effective; (iii) within 225 days after the Issue Date, the Exchange Offer has not been consummated; or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject, in the case of the Shelf Registration Statement, to the exceptions set forth in the Registration Rights Agreement) in connection with resales of Initial Notes or Exchange Notes in accordance with and during the periods specified in Sections 2 and 3 of the Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a "Registration Default"), liquidated damages ("Liquidated Damages") will accrue on the Initial Notes and the Exchange Notes from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Liquidated Damages will accrue at a rate equal to 0.25% per annum of the aggregate principal amount of the Notes during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues, but in no event shall such Liquidated Damages exceed .50% per annum. Any amounts of Liquidated Damages will be payable in cash on each Interest Payment Date, commencing with the first such date occurring after any such Liquidated Damages commence to accrue.

8.       RESTRICTIVE COVENANTS

         The Indenture imposes certain limitations on the ability of the Company among other things, to create liens and engage in sale and leaseback transactions. In addition, the Indenture imposes certain limitations on the ability of a Subsidiary to Guarantee or secure the payment of Indebtedness of the Company and the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets. The Indenture requires the Company to deliver to the Trustee an Officers' Certificate within 120 days after the end of each fiscal year stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

9.       DENOMINATIONS; TRANSFER; EXCHANGE

         The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10.      PERSONS DEEMED OWNERS

         The registered Holder of this Note may be treated as the owner of it for all purposes.

11.      UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property or similar law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.      AMENDMENT, WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the consent of the Holders of not less than a majority in principal amount outstanding of the Notes and (ii) any past default or noncompliance with any provision may be waived with the consent of the Holders of not less than a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity or correct any inconsistency, to comply with
Article V of the

Indenture, to add Guarantees or release Guarantors when permitted by the Indenture, to add additional covenants or surrender rights and powers conferred on the Company, to modify or amend the Indenture to permit the qualification of the Indenture under the TIA or otherwise, to make any change that does not adversely affect the rights of any Holder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

14.      DEFAULTS AND REMEDIES

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

         Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it is offered reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its trust officers determines that withholding notice is in the interest of the Holders.

15.      TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

16.      NO PERSONAL LIABILITY

         No director, officer, employee, incorporator, Affiliate or holder of capital stock of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

17.      GOVERNING LAW

         The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

18.      AUTHENTICATION

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.      ABBREVIATIONS

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

20.      CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made as follows:

                  POLYONE CORPORATION
                  Suite 36-5000, 200 Public Square
                  Cleveland, Ohio  44114
                  Attention:  Treasurer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to:


-------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: _________________       Your Name:
                                         --------------------------------------
                                           (Print your name exactly as it
                                           appears on the face of this Note)

Your Signature:
                 ------------------------------------
                  (Sign exactly as your name appears
                  on the face of this Note)

Signature Guarantee:
                      --------------------------------------------------------
                                 (Signature must be guaranteed)


                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

           [THE FOLLOWING PROVISION TO BE INCLUDED ON ALL NOTES OTHER
               THAN EXCHANGE NOTES, AND UNLEGENDED PHYSICAL NOTES]

         In connection with any transfer of this Note occurring prior to the date which is the earlier of the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[  ]     (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

[  ]     (b) this Note is being transferred other than in accordance with (a)
         above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.09 of the Indenture shall have been satisfied.

Date:
       ----------------------       -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee:
                                    -------------------------------------------
                                    (Signature must be guaranteed)

                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion, in each case for investment and not with a view to distribution, and that it and any such account is a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
       -----------------------------     --------------------------------------
                                         NOTICE:  To be executed by an executive
                                         officer

SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE(3)

         The following exchanges of a part of this Global Note for Physical Notes have been made:

                                                                       Principal Amount of
                                                                        this Global Note
                          Amount of decrease     Amount of increase      following such          Signature of
                          in Principal Amount   in Principal Amount         decrease         authorized Signatory
   Date of Exchange       of this Global Note   of this Global Note       (or increase)       of Trustee or Note
   ----------------       -------------------   -------------------       -------------            Custodian
                                                                                              ------------------




-----------------------

(3) This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B


                             [Form of Exchange Note]

                                 [FACE OF NOTE]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.09 OF THE INDENTURE REFERRED TO HEREIN.(1)

-------------------

(1) This legend should be included only if the Note is issued in global form.

                               POLYONE CORPORATION

                           8.875% Senior Note due 2012

CUSIP No.                                                                $


         POLYONE CORPORATION, an Ohio corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value
received, promises to pay to        , or its registered assigns, the principal
sum of $          ($            ) on May 1, 2012.

         Interest Payment Dates:  May 1 and November 1 commencing November 1,
2002.

         Regular Record Dates:  April 15 and October 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed manually or by facsimile by its duly authorized officers.

Dated:                          POLYONE CORPORATION


                                By:
                                       -------------------------------------
                                       Name:
                                       Title:


                                By:
                                       -------------------------------------
                                       Name:
                                       Title:

Trustee's Certificate of Authentication

This is one of the 8.875% Senior Notes due 2012 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK
as Trustee

By:
       -------------------------------------
       Authorized Signatory

Dated:

                           [REVERSE SIDE OF NOTE](2)

                               POLYONE CORPORATION

                           8.875% Senior Note due 2012

         Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.       INTEREST

         POLYONE CORPORATION, an Ohio corporation (such entity, and its successors and assigns under the Indenture, the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually on May 1 and November 1 of each year, commencing November 1, 2002. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 23, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       METHOD OF PAYMENT

         The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the record date immediately preceding the interest payment date even if Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after the record date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay to the Paying Agent the principal and premium, if any, of and interest on the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, at its option, pay principal and premium, if any, and interest by U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder as such address shall appear in the Register, provided, however, that if such Holder has submitted an application to the Registrar not later than the relevant record date, the Company shall wire transfer in immediately available funds such payment in lieu of a check, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

------------

(2) Appropriate modifications shall be made to reflect the terms of Additional Notes.

3.       PAYING AGENT AND REGISTRAR

         Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

4.       INDENTURE

         The Company issued the Notes under an Indenture dated as of April 23, 2002 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 8.875% Senior Notes due 2012 (the "Exchange Notes"). The Notes include the Initial Notes and the Exchange Notes (as defined in the Indenture) issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of Notes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Note and the Indenture will be governed by the Indenture.

5.       OPTIONAL REDEMPTION

         The Notes may be redeemed at the Company's option, in whole or in part, at any time or from time to time, on at least 30 days but not more than 60 days' prior notice, at a price equal to the greater of: (i) 100% of the principal amount being redeemed on the Redemption Date, and (ii) the Make Whole Amount (as defined in the Indenture), plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, on the Notes to the Redemption Date.

         Unless the Company defaults in its payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions of the Notes called for redemption and those Notes will cease to be outstanding.

6.       NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

7.       RESTRICTIVE COVENANTS

         The Indenture imposes certain limitations on the ability of the Company among other things, to create liens and engage in sale and leaseback transactions. In addition, the Indenture imposes certain limitations on the ability of a Subsidiary to Guarantee or secure the payment of Indebtedness of the Company and the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets. The Indenture requires the Company to deliver to the Trustee an Officers' Certificate within 120 days after the end of each fiscal year stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

8.       DENOMINATIONS; TRANSFER; EXCHANGE

         The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

9.       PERSONS DEEMED OWNERS

         The registered Holder of this Note may be treated as the owner of it for all purposes.

10.      UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property or similar law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.      DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.      AMENDMENT, WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the consent of the Holders of not less than a majority in principal amount outstanding of the Notes and (ii) any past default or noncompliance with any provision may be waived with the consent of the Holders of not less than a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity or correct any inconsistency, to comply with
Article V of the Indenture, to add Guarantees or release guarantors when permitted by the Indenture, to add additional covenants or surrender rights and powers conferred on the Company, to modify or amend the Indenture to permit the qualification of the Indenture under the TIA or otherwise, to make any change that does not adversely affect the rights of any Holder or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

13.      DEFAULTS AND REMEDIES

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

         Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it is offered reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its trust officers determines that withholding notice is in the interest of the Holders.

14.      TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

15.      NO PERSONAL LIABILITY

         No director, officer, employee, incorporator, Affiliate or holder of capital stock of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

16.      GOVERNING LAW

         The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

17.      AUTHENTICATION

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.      ABBREVIATIONS

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

19.      CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made as follows:

                  POLYONE CORPORATION
                  Suite 36-5000, 200 Public Square
                  Cleveland, Ohio  44114
                  Attention:  Treasurer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to:

-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: _________________      Your Name:
                                          -------------------------------------
                                           (Print your name exactly as it
                                           appears on the face of this Note)

Your Signature:
                 ------------------------------------
                  (Sign exactly as your name appears
                  on the face of this Note)

Signature Guarantee:
                       --------------------------------------------------------
                       (Signature must be guaranteed)


                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.





------------------------

                                                                       EXHIBIT C


                     [Form of Certificate to Be Delivered in
    Connection with Transfers to non-QIB Institutional Accredited Investors]


                                                                          [Date]


The Bank of New York
101 Barclay Street, Floor 21W
New York, New York 10286

Attention:

                             Re: POLYONE CORPORATION

Ladies and Gentlemen:

         In connection with our proposed purchase of $ aggregate principal amount of 8.875% Senior Notes due 2012 (the "Notes") of PolyOne Corporation (the "Company"), we confirm that:

                  (1) We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

                  (2) We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  (3) We are not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling any Notes, except as permitted below; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our control.

                  (4) We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of April 23, 2002 (the "Indenture") relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act.

                  (5) We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes prior to the expiration of the holding period applicable to sales of the Notes under Rule 144(k) of the Securities Act, we will do so only
         (A) to the Company or any subsidiary thereof, (B) to a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act, (C) to an institutional "accredited investor" (as defined above) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter and, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act,
         (D) outside the United States in accordance with Rule 904 under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to a registration statement which has been declared effective under the Securities Act (and continues to be effective at the time of such transfer), and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  (6) We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will be in certificated form and will bear a legend to the foregoing effect.

         Each of the Company, the Trustee and the initial purchasers of the Notes are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                             Very truly yours,


                             By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT D


                      [Form of Certificate to Be Delivered
             in Connection with Transfers Pursuant to Regulation S]


                                                                          [Date]


The Bank of New York
101 Barclay Street, Floor 21W
New York, New York 10286

Attention:

                             Re: POLYONE CORPORATION

Ladies and Gentlemen:

         In connection with our proposed sale of $ aggregate principal amount of 8.875% Senior Notes due 2012 (the "Notes") of PolyOne Corporation (the "Company"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act") and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                  (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         Each of the Company, the Trustee and the initial purchasers of the Notes are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the Securities Act.

                                      Very truly yours,


                                      By:
                                             --------------------------------
                                             Name:
                                             Title:




                                     D-2